EXHIBIT (i)(2)


                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated February 26, 2001, which was filed as Exhibit (i)(1) to Post-Effective Amendment No. 73.


                                /s/ Maureen A. Gemma
                                Maureen A. Gemma, Esq

April 27, 2001
Boston, Massachusetts